EXHIBIT 99.1

For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Results for Third Quarter, First Nine Months of 2010

Natchez, MS (November 15, 2010)—Callon Petroleum Company (NYSE: CPE) today reported net income of $1.6 million, or $0.05 per diluted share, for the third quarter, and $7.7 million, or $0.26 per diluted share, for the nine-month period ended September 30, 2010.  These results represent three consecutive quarters of improved earnings over the corresponding periods of 2009, during which the company reported a net loss of $1.0 million, or $0.04 per diluted share, for the third quarter of 2009 and net income of $0.5 million, or $0.02 per diluted share, for the nine-month period ended September 30, 2009.

Highlights from the first nine months of 2010 include:

•
Drilled and placed on production nine wells in the Permian Basin, increasing our net production in the play by 43% to 500 barrels of oil equivalent per day (Boe/d) and our proved reserves by 2.1 million of barrels of oil equivalent (MMboe).  As of September 30, 2010, we were drilling two wells and had two wells awaiting fracture stimulation.  With two rigs running in the Permian Basin, the company expects to drill a total of 23 wells in 2010, increasing net production of oil to approximately 750 Boe/d by year-end.

•
Completed and placed on production our first operated Haynesville Shale well, which began producing at a restricted flow rate of 10.5 million cubic feet of natural gas equivalent per day (MMcfe/d).  This is the first of seven planned Haynesville wells.  Through September 30, 2010, a total of 2.3 MMboe have been converted from probable reserves to proved status.

•	Total proved reserves based on internal engineering estimates have increased to 13 MMboe as of September 30, 2010, a 34% increase year-to-date.

•	The borrowing base on the company’s credit facility was increased 50% to $30 million based on the growth of the company’s proved reserves.

"With the third quarter, we delivered another period of positive execution of our strategic growth plan that we implemented a little more than a year ago,” Fred Callon, Chairman and CEO, points out.  “This time last year, we had no onshore oil production.  Today we are reporting onshore oil production of 500 net barrels per day, and we have our Haynesville Shale acreage held by production. Our diversification strategy for reinvesting cash flow generated from our offshore deepwater fields into lower-risk onshore oil and shale gas plays has enabled us to increase our long-term visible growth prospects, strengthen our balance sheet and continue growing per-share value."

Third Quarter and Nine Months 2010 Operating Results.  Operating results for the three months ended September 30, 2010 include oil and gas sales of $20.5 million from average production of 25.6 MMcfe/d, as compared to sales of $21.3 million from average production of 27.4 MMcfe/d during the comparable 2009 period. The average price per thousand cubic feet of natural gas (Mcf) received during the quarter ended September 30, 2010, after the impact of hedging, increased 33% to $4.84, as compared to $3.64 for the quarter ended September 30, 2009.  The average price per barrel of oil (Bbl) received in the third quarter of 2010, after hedging impact, decreased 13% to $72.47, as compared to $83.38 for the same period in 2009.

Oil and gas sales for the first nine months of 2010 totaled $65.4 million from average production of 26.5 MMcfe/d.  This corresponds to sales of $71.2 million from average production of 31.3 MMcfe/d during the same period in 2009.  The average price received per Mcf of natural gas in the nine-month period of 2010, after the impact of hedging, increased 13% to $5.29, as compared to $4.69 during the first nine months of 2009.  Likewise, the average price received per barrel of oil in the first nine months of 2010, after hedging impact, increased 4% to $73.78, as compared to $71.03 during the same period in 2009.

 Third Quarter and Nine Months 2010 Discretionary Cash Flow. Discretionary cash flow for the three and nine-month periods ended September 30, 2010 totaled $8.1 million and $29.9 million, respectively, compared to $7.0 million and $30.0 million, respectively, during the comparable prior year periods.  Net cash flow provided by operating activities, as defined by GAAP, totaled $16.1 million and $82.2 million during the three and nine-month periods ended September 30, 2010, significant increases over the $0.6 million and $11.6 million cash provided by operating activities during the three and nine-month periods of 2009, respectively.  (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Liquidity and Capital Resources. At September 30, 2010, cash was $19.8 million, up from $3.6 million at December 31, 2009. Successful drilling activity in the Permian Basin and the Haynesville Shale play led to the conversion of non-proved reserves into the proved category, resulting in the previously mentioned increase in borrowing base to $30 million. As of September 30, no borrowings were outstanding under the bank credit facility.

Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements over which the company may have no control, and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:
(in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change

Discretionary cash flow	$8,108	$6,991	$1,117	$29,872	$30,004	$(132)
Net working capital changes and other changes	7,971	(6,435)	14,406	52,372	(18,419)	70,791
Net cash flow provided by (used in) operating activities	$16,079	$556	$15,523	$82,244	$11,585	$70,659

The following tables set forth certain unaudited operating information with respect to the company's oil and gas operations for the periods indicated:

	Three Months Ended September 30,
	2010	2009	Change	% Change
Net production:
Oil (MBbls)	209	197	12	6%
Gas (MMcf)	1,107	1,336	(229)	(17)%
Total production (MMcfe)	2,359	2,520	(161)	(6)%
Average daily production (MMcfe)	25.6	27.4	(1.8)	(7)%

Average realized sales price (a):
Oil (Bbl)	$72.47	$83.38	$(10.91)	(13)%
Gas (Mcf)	4.84	3.64	1.20	33%
Total (Mcfe)	8.68	8.46	0.22	3%

Oil and gas revenues (in thousands):
Oil revenue	$15,123	$16,451	$(1,328)	(8)%
Gas revenue	5,362	4,869	493	10%
Total	$20,485	$21,320	$(835)	(4)%

Additional per Mcfe data:
Sales price	$8.68	$8.46	$0.22	3%
Lease operating expense	(1.83)	(1.97)	0.14	(7)%
Operating margin	$6.85	$6.49	$0.36	6%

Other expenses on a per Mcfe basis:
Depletion, depreciation and amortization	$3.13	$2.72	$0.41	15%
General and administrative (net of capitalized amounts)	$1.43	$1.19	$0.24	20%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil / Mcf of gas:

Average NYMEX oil price	$76.23	$68.27	$7.96	12%
Basis differential and quality adjustments	(2.62)	(2.60)	(0.02)	1%
Transportation	(1.14)	(1.32)	0.18	(14)%
Hedging	-	19.03	(19.03)	(100)%
Average realized oil price	$72.47	$83.38	$(10.91)	(13)%

Average NYMEX gas price	$4.24	$3.46	$0.78	23%
Natural gas liquid content and volume conversion adjustments	0.49	0.18	0.31	172%
Hedging	0.11	-	0.11	100%
Average realized gas price	$4.84	$3.64	$1.20	33%

	Nine Months Ended September 30,
	2010	2009	Change	% Change
Net production:
Oil (MBbls)	646	723	(77)	(11)%
Gas (MMcf)	3,359	4,216	(857)	(20)%
Total production (MMcfe)	7,237	8,556	(1,319)	(15)%
Average daily production (MMcfe)	26.5	31.3	(4.8)	(15)%

Average realized sales price (a):
Oil (Bbl)	$73.78	$71.03	$2.75	4%
Gas (Mcf)	5.29	4.69	0.60	13%
Total (Mcfe)	9.04	8.32	0.72	9%

Oil and gas revenues (in thousands):
Oil revenue	$47,687	$51,374	$(3,687)	(7)%
Gas revenue	17,752	19,786	(2,034)	(10)%
Total	$65,439	$71,160	$(5,721)	(8)%

Additional per Mcfe data:
Sales price	$9.04	$8.32	$0.72	9%
Lease operating expense	(1.80)	(1.60)	(0.20)	13%
Operating margin	$7.24	$6.72	$0.52	8%

Other expenses on a per Mcfe basis:
Depletion, depreciation and amortization	$2.94	$2.89	$0.05	2%
General and administrative (net of capitalized amounts)	$1.67	$1.19	$0.48	40%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil / Mcf of gas:

Average NYMEX oil price	$77.65	$56.99	$20.66	36%
Basis differential and quality adjustments	(2.70)	(4.40)	1.70	(39)%
Transportation	(1.18)	(1.35)	0.17	(13)%
Hedging	0.01	19.79	(19.78)	(100)%
Average realized oil price	$73.78	$71.03	$2.75	4%

Average NYMEX gas price	$4.54	$3.92	$0.62	16%
Natural gas liquid content and volume conversion adjustments	0.64	0.33	0.31	94%
Hedging	0.11	0.44	(0.33)	(75)%
Average realized gas price	$5.29	$4.69	$0.60	13%

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except share data)
	September 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$19,750	$3,635
Accounts receivable	15,239	20,798
Accounts receivable - BOEMRE royalty recoupment	-	51,534
Fair market value of derivatives	646	145
Other current assets	3,432	1,572
Total current assets	39,067	77,684

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,280,714	1,593,884
Less accumulated depreciation, depletion and amortization	(1,145,363)	(1,488,718)
Net oil and gas properties	135,351	105,166
Unevaluated properties excluded from amortization	20,038	25,442
Total oil and gas properties	155,389	130,608

Other property and equipment, net	3,353	2,508
Restricted investments	4,005	4,065
Investment in Medusa Spar LLC	10,665	11,537
Other assets, net	1,341	1,589
Total assets	$213,820	$227,991

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$14,619	$12,887
Asset retirement obligations	1,778	4,002
9.75% Senior Notes, net of $0 and $232 discount, respectively	-	15,820
Subtotal	16,397	32,709
Callon Entrada non-recourse credit facility (See Note 1)	-	84,847
Total current liabilities	16,397	117,556

13% Senior Notes (See Note 6)
Principal outstanding	137,961	137,961
Deferred credit, net of accumulated amortization of $3,017 and $294, respectively	28,490	31,213
Total 13% Senior Notes	166,451	169,174

Senior secured revolving credit facility	-	10,000
Asset retirement obligations	13,158	10,648
Other long-term liabilities	1,931	1,467
Total liabilities	197,937	308,845

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	-	-
Common Stock, $.01 par value, 60,000,000 shares authorized; 28,965,421 and 28,742,926 shares outstanding at September 30, 2010 and December 31, 2009, respectively	290	287
Capital in excess of par value	247,291	243,898
Other comprehensive loss	(6,887)	(7,478)
Retained earnings (deficit)	(224,811)	(317,561)
Total stockholders' equity (deficit)	15,883	(80,854)
Total liabilities and stockholders' equity (deficit)	$213,820	$227,991

Callon Petroleum Company
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating revenues:
Oil sales	$15,123	$16,451	$47,687	$51,374
Gas sales	5,362	4,869	17,752	19,786
Total operating revenues	20,485	21,320	65,439	71,160

Operating expenses:
Lease operating expenses	4,327	4,962	13,006	13,657
Depreciation, depletion and amortization	7,392	6,861	21,247	24,726
General and administrative	3,371	3,000	12,086	10,210
Accretion expense	601	698	1,803	2,531
Acquisition expense	139	-	139	-
Total operating expenses	15,830	15,521	48,281	51,124
Income from operations	4,655	5,799	17,158	20,036

Other (income) expenses:
Interest expense	3,133	4,919	9,925	14,555
Callon Entrada non-recourse credit facility interest expense	-	1,882	-	5,373
Loss on early extinguishment of debt	-	-	339	-
Other (income) expense	63	110	(409)	76
Total other expenses	3,196	6,911	9,855	20,004

Income (loss) before income taxes	1,459	(1,112)	7,303	32
Income tax expense	-	-	-	-
Income (loss) before equity in earnings of Medusa Spar LLC	1,459	(1,112)	7,303	32
Equity in earnings of Medusa Spar LLC	143	157	352	492
Net income (loss) available to common shares	$1,602	$(955)	$7,655	$524

Net income (loss) per common share:
Basic	$0.06	$(0.04)	$0.27	$0.02
Diluted	$0.05	$(0.04)	$0.26	$0.02

Shares used in computing net income per common share:
Basic	28,815	21,705	28,769	21,631
Diluted	29,491	21,705	29,431	21,665

Callon Petroleum Company
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$7,655	$524
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation, depletion and amortization	21,860	25,359
Accretion expense	1,803	2,531
Amortization of non-cash debt related items	305	2,251
Callon Entrada non-recourse credit facility interest expense	-	3,296
Amortization of deferred credit	(2,723)	-
Equity in earnings of Medusa Spar LLC	(352)	(492)
Non-cash charge for early debt extinguishment	179	-
Non-cash charge related to compensation plans	2,356	1,947
Payments to settle asset retirement obligations	(1,211)	(5,412)
Changes in current assets and liabilities:
Accounts receivable	54,593	8,355
Other current assets	(1,462)	(841)
Current liabilities	(134)	(25,709)
Change in gas balancing receivable	370	454
Change in gas balancing payable	(292)	(201)
Change in other long-term liabilities	(115)	54
Change in other assets, net	(588)	(531)
Cash provided by operating activities	82,244	11,585

Cash flows from investing activities:
Capital expenditures	(39,617)	(29,030)
Acquisition expenditures	(995)	-
Investment in restricted assets related to plugging and abandonment	(337)	-
Distribution from Medusa Spar LLC	1,224	1,381
Cash used in investing activities	(39,725)	(27,649)

Cash flows from financing activities:
Borrowings from senior secured credit facility	-	9,337
Payments on senior secured credit facility	(10,000)	(9,337)
Redemption of remaining 9.75% senior notes	(16,052)	-
Proceeds from exercise of employee stock options	(41)	-
Cash used in financing activities	(26,093)	-

Net change in cash and cash equivalents	16,426	(16,064)
Cash and cash equivalents:
Balance, beginning of period	3,635	17,126
Less: Cash held by subsidiary deconsolidated at January 1, 2010	(311)	-
Balance, end of period	$19,750	$1,062

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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